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                                          EXHIBIT 11, ANNUAL REPORT ON FORM 10-K
                                            FOR THE YEAR ENDED DECEMBER 31, 1996
                                                   COMMISSION FILE NUMBER 1-3671


                          GENERAL DYNAMICS CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

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

                                                                            Year Ended December 31
                                                                    1996             1995               1994
                                                              -------------      -------------     -------------
NET EARNINGS:
Continuing Operations                                         $         270     $          247     $         223
Discontinued Operations:
     Earnings from operations                                             -                 55                 -
     Gain on disposal                                                     -                 19                15
                                                              -------------     --------------     -------------
                                                              $         270     $          321     $         238
                                                              =============     ==============     =============

Weighted average common shares outstanding                       63,171,625         62,992,558        63,068,328

NET EARNINGS PER SHARE - PRIMARY:

Continuing Operations                                         $        4.26     $         3.91     $        3.51
Discontinued Operations:
     Earnings from operations                                             -                .87                 -
     Gain on disposal                                                     -                .30               .24
                                                              -------------     --------------     -------------
                                                              $        4.26     $         5.08     $        3.75
                                                              =============     ==============     =============

Common shares from above                                         63,171,625         62,992,558        63,068,328
Assumed exercise of options (treasury stock method)                 258,542            226,734           355,793
                                                              -------------     --------------     -------------
                                                                 63,430,167         63,219,292        63,424,121
                                                              =============     ==============     =============

NET EARNINGS PER SHARE - FULLY DILUTED:

Continuing Operations                                         $        4.25     $         3.90     $        3.51
Discontinued Operations:
     Earnings from operations                                             -                .87                 -
     Gain on disposal                                                     -                .30               .24
                                                              -------------     --------------     -------------
                                                              $        4.25     $         5.07     $        3.75
                                                              =============     ==============     =============

Common shares from above                                         63,171,625         62,992,558        63,068,328
Assumed exercise of options (treasury stock method)                 363,462            371,590           357,447
                                                              -------------     --------------     -------------
                                                                 63,535,087         63,364,148        63,425,775
                                                              =============     ==============     =============
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